HawkEye 360 Announces Second Quarter 2026 Financial Results

Revenue of $49.8 million, up 87% compared to the prior-year period of $26.6 million

Achieved record international revenue of $21.0 million, up 134% compared to the prior-year period

Successfully closed an initial public offering (“IPO”) in May 2026, raising $437.5 million in net proceeds

Backlog of $292.2 million as of June 30, 2026

HERNDON, VA., – August 13, 2026 – HawkEye 360, Inc. (NYSE: HAWK) ("HawkEye 360" or "the Company"), a global leader in signals intelligence data and analytics, today announced its financial results for the second quarter ended June 30, 2026.

"Our second quarter results reflect HawkEye 360's continued growth as a premier defense technology company and the strength of demand for our RF signals intelligence solutions, as governments around the world increasingly prioritize space-enabled intelligence, surveillance and electronic warfare capabilities." said Chief Executive Officer John Serafini. "We delivered another quarter of strong revenue growth, including record international revenue, reflecting the acceleration of our business model and increasing adoption of our RF signals intelligence solutions among defense, intelligence and allied government customers worldwide, particularly in areas of geopolitical tension where high-quality signals intelligence is exceptionally valuable.”

Mr. Serafini continued, "We are seeing great momentum across the business heading into the back half of the year, with strong tailwinds from growing global demand for space-based RF intelligence. Our next phase of constellation growth with Clusters 15 and 16, and our first cluster of Block 3 Kestrel satellites, are expected to further expand our collection capacity and global coverage. Additionally, we are seeing the benefits of our integration with ISA’s algorithms which have enhanced our processing latency and military radar product solutions with greater automation. With this momentum, HawkEye 360 is well positioned to capitalize on the growing importance of RF intelligence and electronic warfare capabilities in today's evolving global security environment. We continue to invest meaningfully in our best-in-class signals intelligence platform, exceptional team, and differentiated go-to-market capabilities to drive profitability and shareholder value."

Second Quarter 2026 Financial Highlights:

•Revenue of $49.8 million, up 87% compared to the prior-year period of $26.6 million.
•Achieved record international revenue of $21.0 million, up 134% compared to the prior-year period of $9.0 million.
•Recorded a net loss of $15.3 million, compared to net income of $1.6 million in the prior year period.
•Realized Adjusted EBITDA, a non-GAAP metric, of $7.0 million, compared to $7.8 million in the prior-year period.
•Recognized net cash provided by operating activities of $11.6 million and Free Cash flow, a non-GAAP metric, of $5.4 million, compared to $4.6 million and $(1.3) million, respectively, in the prior-year period.
•Confirmed backlog of $292.2 million as of June 30, 2026, compared to $285.0 million as of March 31, 2026.
•Successfully closed an IPO in May 2026, raising $437.5 million in net proceeds.

Second Quarter 2026 and Recent Business Highlights:

•Announced a multi-year contract to provide the Indian Navy and regional partner nations with the Company’s space-based RF data and analytics to enhance maritime domain awareness across the Indian Ocean Region. The award expands the Company's support of the Indo-Pacific Maritime Domain Awareness initiative and further demonstrates growing international adoption of HawkEye 360's RF intelligence capabilities.
•Demonstrated commercial-enabled track custody alongside Lockheed Martin during Valiant Shield 2026, a U.S. Pacific Command biennial field training exercise, achieving record latency speeds, validating the Company’s ability to tactically enable the warfighter in real operational conditions, an early step toward supporting missions that require precise, continuously updated location data to guide long-range weapons systems.
•Announced that ISA, was selected by the U.S. Space Force's Space Rapid Capabilities Office for a Small Business Innovation Research Direct-to-Phase II award to develop an adaptable radar-warning sensor payload to enhance space domain awareness in geosynchronous orbit.
•Achieved Full Operational Capacity for the Company's Cluster 14 satellites, launched in March 2026, completing the shortest commissioning period in HawkEye 360's history and further expanding the Company's space-based signals intelligence constellation and collection capacity to support growing defense, maritime and national security customer missions worldwide.
•Announced a contract award from NASA's Commercial Crew and Commercial Low Earth Orbit Development Programs to supply the Company's RFIQ™ data product in support of research on resilient, secure space-to-space communications for future commercial spacecraft missions.
•Entered into a new $125.0 million revolving credit facility maturing in May 2031, enhancing liquidity and financial flexibility to support continued investment in the Company's space-based RF data and analytics platform, constellation expansion, product innovation and broader strategic growth initiatives.

Full Year 2026 Outlook

For full-year 2026, the Company expects total revenue of between $215.0 million and $220.0 million, and non-GAAP Adjusted EBITDA of between $30.0 million and $36.0 million.

The Company has not reconciled its non-GAAP Adjusted EBITDA outlook to the most directly comparable GAAP measure because certain reconciling items, such as stock-based compensation, change in fair value of warrant liabilities, and depreciation and amortization, are uncertain or out of the Company’s control and cannot be reasonably predicted. The actual amount of these expenses will have a significant impact on the Company’s future GAAP financial results. Accordingly, a reconciliation of the Company’s non-GAAP Adjusted EBITDA outlook to the most comparable GAAP measures is not available without unreasonable efforts.

Second Quarter 2026 Earnings Conference Call:

The Company will hold a conference call today, August 13, 2026, at 4:30 PM ET. The call can be accessed by dialing 1-877-407-0792 (U.S. participants) or 1-201-689-8263 (International participants). Participants can also listen to a live webcast of the call by going to the Investors section on HawkEye’s website at
https://investors.he360.com/. A replay of the call will be available starting on Friday, August 14, 2026, at 11:30 AM ET by dialing 1-844-512-2921 (U.S.) or 1-412-317-6671 (International) and entering the conference ID number: 13761675. The replay will be available through Thursday, August 27, 2026, at 11:59 PM ET.

About HawkEye 360

HawkEye 360 is equipping defense, intelligence and national security leaders with mission-critical signals intelligence to enable faster, better decision-making. By detecting, geolocating and characterizing radio-frequency emissions worldwide, HawkEye 360 delivers trusted domain awareness and early-warning indicators to the US Government and allied partners. Our space-based collection, proprietary signal processing and AI-powered analytics transform knowledge of RF spectrum into a strategic advantage. Proven by operational mission success, HawkEye 360 is redefining how signals intelligence strengthens national and global security.

Non-GAAP Financial Measures

In addition to the financial information prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company reports Adjusted EBITDA and Free Cash Flow, which are non-GAAP financial measures. The Company defines Adjusted EBITDA as net income (loss) before interest income, interest expense, income tax expense or benefit, depreciation and amortization, as well as significant non-cash and/or non-recurring expenses that are not considered part of the Company's operations and revenue-generating activities, or are nonrecurring or infrequent in nature. Management believes these items are not useful in evaluating the Company’s core operating performance. These items include, but are not limited to, stock-based compensation expense; acquisition-related costs, one-time costs related to the IPO, settlements, net of related legal expenses, changes in fair value of contingent and deferred consideration, changes in fair value of warrant liabilities, and gains or losses on extinguishment of debt. The Company defines Free Cash Flow as net cash provided by (used in) operating activities less purchases of satellites, property, and equipment.

The Company uses Adjusted EBITDA and Free Cash Flow in conjunction with other GAAP measures to evaluate the effectiveness of its business strategies, make strategic decisions, and communicate with its board of directors and investors concerning its financial performance. The Company uses these non-GAAP financial measures to assess its financial performance because they allow the Company to compare its operating performance on a consistent basis across periods by removing the effects of its capital structure (such as varying levels of interest expense and income), asset base (such as depreciation and capital expenditures) and other items (such as non-recurring or non-cash costs) that impact the comparability of financial results from period to period.

The Company believes that the presentation of these non-GAAP financial measures will provide useful information to investors and analysts in assessing its financial performance and results of operations across reporting periods by excluding items it does not believe are indicative of its core operating performance. Net Income (Loss) is the U.S. GAAP measure most directly comparable to Adjusted EBITDA. Net cash provided by (used in) operating activities is the U.S. GAAP measure most directly comparable to Free Cash Flow. Reconciliations of these non-GAAP measures to the most comparable GAAP measures are presented below under the headings "Reconciliation of Net Income (Loss) to Adjusted EBITDA" and "Reconciliation of Net Cash Provided By (Used In) Operating Activities to Free Cash Flow.” The Company’s non-GAAP financial measures should not be considered as an alternative to the most directly comparable U.S. GAAP financial measure. You are encouraged to evaluate each of these adjustments and the reasons management considers them appropriate for supplemental analysis.

In evaluating Adjusted EBITDA and Free Cash Flow, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in such presentation. The Company’s presentation of these non-GAAP financial measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. The Company may modify the presentation of Adjusted EBITDA and Free Cash Flow in the future, and any such modification may be material. Adjusted EBITDA and Free Cash Flow have important limitations as analytical tools, and you should not consider these non-GAAP financial measures in isolation or as a substitute for analysis of the Company’s operating results as reported under U.S. GAAP. Adjusted EBITDA and Free Cash Flow may be defined differently by other companies in the Company’s industry and may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Other Key Metric

Backlog is a key measure of the Company’s business. The Company’s backlog supports predictable revenue expansion through a recurring model, enabling forward revenue visibility. Management uses backlog to more effectively forecast the Company's future business and results, which supports decisions around capital allocation. It also helps the Company identify future growth or operating trends that may not otherwise be apparent. The Company also believes backlog is useful for investors in forecasting the Company's future results and understanding the growth of its business.

The Company’s backlog represents the portion of legally binding contracts that are expected to result in future revenue. Backlog may also include change orders for any contracts that have been formally contracted. This includes firm contracts that contain remaining performance obligations, including the cancellable portion of the contract value for contracts that provide the customer with a right to terminate for convenience without incurring a substantive termination penalty. Backlog also can include up to the remaining ceiling on single award IDIQ contracts where no task orders have been issued. Backlog excludes the value of unexercised options to extend contracts, the value of multi-award IDIQ contracts, and the value of any contracts, or a portion thereof, where management deems execution to be unlikely to result in revenue due to customer-specific or other factors.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding the Company's liquidity and financial flexibility, the Company’s financial outlook for the year ended December 31, 2026, the Company’s expected constellation growth and increased collection capacity, the Company’s expanding international presence, the Company continuing to scale the business and growing customer demand, are forward-looking statements and represent the Company's views as of the date of this press release. The words "will," "expects," "plans," "could," "would," "believes," "anticipates," "intends," "may," "continue," "estimate," or similar expressions are intended to identify forward-looking statements. The Company has based these forward-looking statements on its current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of assumptions and risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control that could affect its financial results. These risks and uncertainties are detailed in the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, to be filed with the Securities and Exchange Commission (the “SEC”) on August 14, 2026, and other filings that the Company makes from time to time with the SEC, which are available on the SEC's website at sec.gov. Moreover, the Company operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks, nor can the Company assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the Company may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in any forward-looking statements. Except as required by law, the Company is under no obligation to update these forward-looking statements subsequent to the date of this press release, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

HawkEye 360, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except per share and share amounts)

	As of June 30, 2026	As of December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$503,355	$92,686
Contract accounts receivable	45,868	32,320
Contract accounts receivable from related parties	—	20,969
Other accounts receivable	415	21
Inventory	4,275	4,025
Contract assets	12,550	4,639
Contract assets from related parties	—	4,748
Prepaid expenses and other current assets	6,689	9,183
Total current assets	573,152	168,591
Long-term assets:
Satellites, property and equipment, net	131,497	110,873
Intangibles, net	32,251	35,973
Goodwill	117,958	116,866
Operating lease - right-of-use-assets	15,672	15,403
Deposits	26,032	35,932
Restricted cash	4,987	4,587
Other long-term assets	2,673	1,715
Total long-term assets	331,070	321,349
Total assets	$904,222	$489,940
Liabilities, mezzanine equity and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	14,394	18,486
Accrued expenses and other current liabilities	18,274	5,017
Accrued compensation payable	7,648	10,511
Contract liabilities	14,639	3,262
Current tax payable	286	—
Current portion of operating lease liabilities	3,266	3,437
Total current liabilities	58,507	40,713
Long-term liabilities:
Long-term debt, net of unamortized debt issuance cost	—	46,315
Long term contract liabilities	18,985	19,892
Other liabilities	17,558	23,800
Deferred tax liabilities	945	977
Warrant liabilities	—	4,267
Operating lease liabilities, net of current portion	13,409	12,893
Total long-term liabilities	50,897	108,144
Total liabilities	$109,404	$148,857
Commitments and contingencies – Note 15
Mezzanine equity:
Redeemable, convertible preferred stock Series A – $0.0001 par value, 0 and 24,947,154 shares authorized at June 30, 2026, and December 31, 2025, respectively, and 0 and 24,947,154 shares issued and outstanding at June 30, 2026, and December 31, 2025, respectively	$—	$34,174
Redeemable, convertible preferred stock Series B – $0.0001 par value, 0 and 11,574,841 shares authorized at June 30, 2026, and December 31, 2025, respectively, and 0 and 11,574,841 shares issued and outstanding at June 30, 2026, and December 31, 2025, respectively	—	66,442

Redeemable, convertible preferred stock Series C – $0.0001 par value, 0 and 6,960,439 shares authorized at June 30, 2026, and December 31, 2025, respectively, and, 0 and 6,960,439 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	—	48,761
Redeemable, convertible preferred stock Series D – $0.0001 par value, 0 and 12,857,720 shares authorized at June 30, 2026, and December 31, 2025, respectively, and 0 and 12,857,720 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	—	136,715
Redeemable, convertible preferred stock Series D-1 –$0.0001 par value, 0 and 6,085,161 shares authorized at June 30, 2026, and December 31, 2025, respectively, and 0 and 6,085,161 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	—	58,894
Redeemable, convertible preferred stock Series E – $0.0001 par value, 0 and 14,578,457 shares authorized at June 30, 2026, and December 31, 2025, respectively, and 0 and 5,567,364 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	—	102,600
Total mezzanine equity	$—	$447,586
Stockholders’ equity (deficit):
Common stock - $.0001 par value, 2,000,000,000 shares authorized and 97,960,719 shares issued and outstanding at June 30, 2026 and 111,000,000 shares authorized and 4,168,374 shares issued and outstanding at December 31, 2025.	$10	$2
Additional paid-in-capital	964,916	39,336
Accumulated deficit	(170,108)	(145,841)
Total stockholders' equity (deficit)	794,818	(106,503)
Total liabilities, mezzanine equity, and stockholders’ deficit	$904,222	$489,940

HawkEye 360, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share and share amounts)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Revenue	$48,441	$23,168	$93,382	$41,053
Revenue from related parties	1,369	3,458	6,226	8,575
Total revenue	49,810	26,626	99,608	49,628
Operating expenses:
Direct cost of sales, excluding depreciation and amortization	14,850	4,988	30,930	9,859
Indirect cost of sales and other expenses, excluding depreciation and amortization	4,608	321	8,948	669
Selling, general and administrative	25,011	8,805	43,122	16,740
Research and development	8,244	5,860	17,415	12,766
Depreciation and amortization	8,643	5,856	16,356	10,856
Total operating expenses	61,356	25,830	116,771	50,890
Income (loss) from operations	(11,546)	796	(17,163)	(1,262)
Other income (expense):
Interest income	2,869	948	3,669	1,854
Interest expense	(919)	(17)	(2,251)	(35)
Loss from changes in fair value of financial liabilities	(2,778)	—	(5,701)	—
Loss from extinguishment of debt	(2,729)	—	(2,729)	—
Other income (expense), net	100	(116)	163	(537)
Total other income (expense), net	(3,457)	815	(6,849)	1,282
Income (loss) before benefit for income taxes	(15,003)	1,611	(24,012)	20
Income tax expense	(275)	—	(255)	—
Net income (loss)	$(15,278)	$1,611	$(24,267)	$20
Preferred stock dividend	10,925	(554)	10,376	(1,103)
Income allocated to participating securities	—	(945)	—	—
Net income (loss) attributable to common shareholders	$(4,353)	$112	$(13,891)	$(1,083)
Net income (loss) per share of common stock, basic	$(0.07)	$0.02	$(0.39)	$(0.15)
Net income (loss) per share of common stock, diluted	$(0.07)	$0.01	$(0.39)	$(0.15)
Weighted-average shares outstanding, basic	61,924,756	7,392,011	35,290,038	7,312,496
Weighted-average shares outstanding, diluted	61,924,756	12,225,610	35,290,038	7,312,496

HawkEye 360, Inc. and Subsidiaries
Consolidated Statement of Cash Flows (Unaudited)
(in thousands)

	Six months ended June 30,
	2026	2025
Cash flows from operating activities
Net income (loss)	$(24,267)	$20
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	16,356	10,856
Amortization of debt issuance costs and other noncash debt costs	494	34
Fair value loss on revaluation of warrants	4,471	537
Fair value loss on revaluation of deferred consideration	1,500	—
Fair value gain on revaluation of contingent consideration	(270)	—
Loss from extinguishment of debt	2,729	—
Stock-based compensation	9,849	1,830
Amortization of operating lease right-of-use assets	2,161	2,164
Realized gain (loss) on short-term investments	—	(12)
Changes in operating assets and liabilities, net of effect of acquisitions:
Contract accounts receivable	(13,548)	(6,356)
Contract accounts receivable from related parties	20,969	(1,401)
Other accounts receivable	(394)	(6)
Contract assets	(4,907)	(511)
Contract assets from related parties	1,212	1,087
Prepaid expenses and other assets	(9,573)	(1,317)
Operating lease liabilities	(2,085)	(2,118)
Accounts payable	(6,856)	(7,589)
Current tax payable	286	—
Accrued expenses and other liabilities	2,653	(2,215)
Deferred tax liabilities	(32)	—
Accrued compensation payable	(2,863)	—
Contract liabilities	10,470	2,116
Net cash provided by (used in) operating activities	8,355	(2,881)
Cash flows from investing activities
Proceeds from redemption of short-term investments	—	39,716
Purchase of satellites, property and equipment	(10,295)	(9,139)
Net cash provided by (used in) investing activities	(10,295)	30,577
Cash flows from financing activities
Payment of debt issuance cost	(85)	—
Exercise of warrants	202	—
Exercise of stock options	3,647	27
Proceeds from common stock in initial public offering	478,400	—
Payment of offering costs, including underwriting commissions	(37,770)	—
Repayment of term loans	(49,453)	—
Proceeds from issuance of preferred stock	18,774	—
Payment of preferred stock issuance costs	(706)	—
Net cash provided by (used in) financing activities	413,009	27

Net increase in cash, cash equivalents and restricted cash	411,069	27,723
Cash, cash equivalents and restricted cash, beginning of period	97,273	71,766
Cash, cash equivalents and restricted cash, end of period	$508,342	$99,489

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	503,355	94,902
Restricted cash	4,987	4,587
Total cash, cash equivalents and restricted cash at the end of the period	$508,342	$99,489

	Six months ended June 30,
	2026	2025
Supplemental disclosures of cash flow information
Cash paid for interest	$1,198	$—
Operating cash outflows – payment on operating leases	2,725	1,703
Operating lease right-of-use assets obtained in exchange for lease liabilities	2,430	—
Non-cash investing and financing activities
Conversion of warrant liabilities to additional paid-in-capital , including those settled in the IPO	8,737	—
Conversion of redeemable convertible preferred stock to common stock	465,654	—
Reclassification of deposits to satellites, property and equipment	20,922	—
Fixed assets in accounts payable at period end	2,041	—
Payment of offering costs, including underwriting commissions, in accounts payable at period end	3,131	—
Interest paid in kind	189	—

Reconciliation of Net Income (Loss) to Adjusted EBITDA

The following table presents a reconciliation of Net Income (loss), the most directly comparable financial measure presented in accordance with U.S. GAAP, to Adjusted EBITDA:

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2026	2025	2026	2025
Net income (loss)	$(15,278)	$1,611	$(24,267)	$20
Adjusted for:
Interest income	(2,869)	(948)	(3,669)	(1,854)
Interest expense	919	17	2,251	35
Income tax expense	275	—	255	—
Depreciation and amortization	8,643	5,856	16,356	10,856
Stock-based compensation	7,516	1,000	9,849	1,830
Acquisition costs(1)	817	—	1,592	—
One-time costs related to IPO(2)	1,512	—	3,585	—
Settlements, net of related legal expenses(3)	—	182	50	257
Change in fair value of contingent and deferred consideration	600	—	1,230	—
Change in fair value of warrant liabilities	2,178	116	4,471	537
Loss on extinguishment of debt	2,729	—	2,729	—
Adjusted EBITDA	$7,042	$7,834	$14,432	$11,681

(1)Represents costs for legal, advisory fees and other costs incurred in connection with the December 2025 ISA Acquisition.
(2)Represents costs incurred related to the IPO that do not meet the direct and incremental criteria per SEC Staff Accounting Bulletin Topic 5.A to be netted against the gross proceeds of the offering and that are not expected to recur in the future.
(3)Represents costs for legal fees and settlement related to litigation initiated by us against a third party, which are not part of our ordinary legal expenses and not reflective of our core operating performance.

Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow

The following table presents a reconciliation of net cash (used in) provided by operating activities, the most directly comparable financial measure presented in accordance with U.S. GAAP, to Free Cash Flow:

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2026	2025	2026	2025
Net cash provided by (used in) operating activities	11,629	$4,597	8,355	$(2,881)
Purchases of satellites, property, and equipment	(6,240)	(5,945)	(10,295)	(9,139)
Free Cash Flow	$5,389	$(1,348)	$(1,940)	$(12,020)

Investor Contact:

Tom Cook
Managing Director
ICR Inc.
HE360@icrinc.com

Media Contact:

Stacey Bruzzese
Director of Communications
Stacey.Bruzzese@he360.com | 603.490.6898

SOURCE HawkEye 360 Inc.